EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the FactorShares Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the FactorShares Trust for the period ended September 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the FactorShares Trust for the stated period.

/s/Samuel Masucci III Samuel Masucci III Principal Executive Officer, ETF Series Solutions Treasurer, FactorShares Trust
Dated: 12/9/2014

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the FactorShares Trust for purposes of Section 18 of the Securities Exchange Act of 1934.